UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2008

Terra Nova Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Texas	000-24057	75-2375969
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

100 South Wacker Drive, Suite 1550 Chicago, IL 60606
(Address of principal execute offices, including zip code)

(312) 827-3600
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement

              On March 14, 2008, Terra Nova Financial, LLC ("Terra Nova,"), a subsidiary of Terra Nova Financial Group, Inc., entered into a License Agreement (the "Agreement") with Townsend Analytics, Ltd. ("TAL"). The Agreement replaces the License and Distribution Agreement dated as of December 18, 2005 between Terra Nova and TAL. Pursuant to the Agreement, TAL has licensed to Terra Nova the right to use TAL's RealTick and RealTick ActiveX order entry interface and for access to TAL's financial services data feeds (the "Products"), to provide access to TAL's networks for order execution through the RealTick product and to market the Products to Terra Nova customers.

              Pursuant to the Agreement, Terra Nova will pay a variable monthly fee for use of the Products, generally based on the number of terminals using the Products and the number of executed orders routed through RealTick each month. Certain of these fees may be higher than those previously charged to Terra Nova. The Agreement is effective as of February 1, 2008 and has a term of one year, automatically renewing for successive one year terms unless earlier terminated in accordance with its terms or if either party provides written notice of termination at least 60 days prior to the end of the then current term. The license for the RealTick ActiveX product ends on August 1, 2008. The parties agreed to indemnify each other for certain claims against the other relating to the Agreement or the provision or use of the Products.

              The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

            (d)      Exhibits.

Exhibit No.	Document
10.1	License Agreement, entered into as of February 1, 2008 between Townsend Analytics, Ltd. and Terra Nova Financial, LLC.

SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TERRA NOVA FINANCIAL GROUP, INC. (Registrant)

By: /s/ Michael G. Nolan
Michael G. Nolan, Chief Executive Officer
Date: March 20, 2008

EXHIBIT INDEX

Exhibit No.	Document
10.1	License Agreement, entered into as of February 1, 2008 between Townsend Analytics, Ltd. and Terra Nova Financial, LLC.